Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 48	Trade Date: 6/30/2003
(To Prospectus dated July 22, 2002)	Issue Date: 7/3/2003

The date of this Pricing Supplement is June 30, 2003

CUSIP or Common Code:	41013MQX1	41013MQY9	41013MQZ6	41013MRA0

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$74,400.00	$431,640.00	$808,520.00	$429,896.00

Discounts and Commissions:	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.200%	0.200%

Dealer:	99.350%	99.200%	98.800%	98.800%

Maturity Date:	7/15/2007	7/15/2008	7/15/2011	7/15/2011

Stated Annual Interest Rate:	2.000%	2.450%	Step: 2.250% through 7/14/2005, and 4.500% thereafter (unless called)	3.200%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly

First Payment Date:	8/15/2003	8/15/2003	8/15/2003	8/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	7/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 48	Trade Date: 6/30/2003
(To Prospectus dated July 22, 2002)	Issue Date: 7/3/2003

The date of this Pricing Supplement is June 30, 2003

CUSIP or Common Code:	41013MRB8	41013MRC6	41013MRD4

Price to Public:	100.000%	100.000%	100.000%

Proceeds to Issuer:	$182,225.00	$1,092,540.00	$11,889,785.00

Discounts and Commissions:	1.500%	1.750%	2.750%

Reallowance:	0.200%	0.275%	0.350%

Dealer:	98.800%	98.600%	97.600%

Maturity Date:	7/15/2013	7/15/2015	7/15/2028

Stated Annual Interest Rate:	3.750%	4.200%	5.050%

Interest Payment Frequency:	Monthly	Monthly	Semi

First Payment Date:	8/15/2003	8/15/2003	1/15/2004

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	1/15/2006 Callable one time only at 100% on call date above with 30 days notice,	7/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.